Exhibit 10.44

P.F. Chang's China Bistro, Inc.
Amended & Restated 2006 Equity Incentive Plan
Executive Restricted Stock Unit Agreement

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Executive Restricted Stock Unit Agreement (the “Agreement”), P.F. Chang's China Bistro, Inc. (the “Company”) has granted you an Award of Restricted Stock Units (“RSUs”) with respect to the number of shares of the Company's common stock (“Stock”) indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement, but defined in the Grant Notice or the P.F. Chang's China Bistro, Inc. Amended & Restated 2006 Equity Incentive Plan (the “Plan”), have the same definitions as in the Grant Notice or the Plan.
The details of this RSU Award are as follows:
1.Service and Vesting.

1.1Service. As provided in the Plan and notwithstanding any other provision of this Agreement, the Company reserves the right, in its sole discretion, to determine when your Service has terminated, including in the event of any leave of absence or part-time Service.

1.2Vesting. Except as otherwise expressly set forth in Sections 1.3 and 1.4, your RSUs shall vest on the Vesting Date if (a) the Performance Measure equals or exceeds the Performance Target for the Performance Period (as each capitalized term is defined in the Grant Notice) and (b) you are in Service on the Vesting Date. Any determination that the Performance Target is achieved shall be made by written certification of the Committee no later than 60 days after the end of the Performance Period. If the Performance Measure fails to equal or exceed the Performance Target for the Performance Period, then you will forfeit all unvested RSUs. Notwithstanding any other provision of the Plan or this Agreement, the Company reserves the right, in its sole discretion, to suspend vesting of this RSU Award in the event of any leave of absence or part-time Service.

1.3Effect of Termination of Service. In the event of the termination of your Service for any reason before the Vesting Date, whether voluntary or involuntary, all unvested RSUs shall be immediately forfeited without consideration except to the extent that a written agreement that specifies the terms of your Service, which became effective before this RSU Award was granted, provides that your outstanding equity and equity-based awards become vested upon a termination without “cause” or for “good reason” (as each is defined in such agreement), in which event, your RSUs shall become vested upon such termination of Service to the extent provided in such agreement, but only if the Performance Measure equals or exceeds the Performance Target for the Performance Period.

1.4Vesting on a Change in Control if the RSUs Are Not Assumed. Upon a Change in Control, if the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiring Corporation”), fails to assume or substitute the RSU Award with a substantially equivalent award in connection with the Change in Control, at the sole election of the Acquiring Corporation, (a) all unvested RSUs shall fully vest on the effective date of the Change in Control, or (b) you will be entitled to receive a cash payment equal to the fair market value of the Shares of stock subject to the RSUs on the effective date of the Change in Control and you will vest in such cash payment on the earlier of (i) the Vesting Date specified in the Grant Notice provided your Service does not terminate before that date, or (ii) to the extent that a written agreement that specifies the terms of your Service, which became effective before this RSU Award was granted, provides that your outstanding equity and equity-based awards become vested upon a termination without “cause” or for “good reason” (as each is defined in such agreement), on the effective date of such termination of Service.

2.Settlement of the RSUs.

2.1Timing of Payment. Subject to the other terms of the Plan and this Agreement, (a) any RSUs that vest and become nonforfeitable in accordance with Section 1.2 shall be paid to you no later than 60 days after the your Vesting Date, (b) any RSUs that vest in accordance with Section 1.3 shall be paid to you no later than 60 days after the later of the date on which your Service terminates or the end of the Performance Period, and (c) any RSUs or amounts in respect thereof that vest and become nonforfeitable in accordance with Section 1.4 shall be paid to you (i) on the effective date of the Change in Control to the extent then vested, or (ii) no later than 60 days after the later of the date on which your Service terminates or the Vesting Date specified in the Grant Notice.

2.2Form of Payment. Except as otherwise provided in this Agreement, your vested Restricted Stock Units shall be paid in whole shares of Stock.

2.3Tax Withholding. You acknowledge that the Company and/or the Participating Company that employs you (the “Employer”) may be subject to withholding tax obligations arising by reason of the vesting and/or payment of this RSU Award. The Company will not withhold above the state-specified minimum tax obligation. You authorize your Employer to satisfy the withholding tax obligations by one or a combination of the following methods, as selected by the Company in its sole discretion: (a) withholding from your pay and any other amounts payable to you; (b) withholding of Stock and/or cash from the payment of the RSUs; (c) arranging for the sale of shares of Stock payable in connection with the RSUs (on your behalf and at your direction which you authorize by accepting this RSU Award); or (d) any other method allowed by the Plan or applicable law. If your Employer satisfies the withholding obligations by withholding a number of whole shares of Stock as described in Section 2.3(b), you shall be deemed to have been issued the full number of shares of Stock subject to this RSU Award, notwithstanding that a number of shares is held back in order to satisfy the withholding obligations. The Company shall not be required to issue any shares of Stock pursuant to this Agreement unless and until the withholding obligations are satisfied.

3.Tax Advice. You represent, warrant and acknowledge that the Company and, if different, your Employer, has made no warranties or representations to you with respect to the income tax consequences of the transactions contemplated by this Agreement, and you are in no manner relying on the Company, your Employer or their representatives for an assessment of such tax consequences. YOU UNDERSTAND THAT THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE TAX TREATMENT OF ANY RSUS. NOTHING STATED HEREIN IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAXPAYER PENALTIES.

4.Dividend Equivalents. If the Board declares a cash dividend on the Company's Stock, you shall be entitled to Dividend Equivalents on the dividend payment date established by the Company equal to the cash dividends payable on the same number of shares of Stock as the number of unvested RSUs subject to this RSU Award on the dividend record date established by the Company. Any such Dividend Equivalents shall be in the form of additional RSUs, shall be subject to the same terms and vesting dates as the underlying RSUs, and shall be paid at the same time and in the same manner as the underlying RSUs originally subject to this RSU Award. The number of additional RSUs credited as Dividend Equivalents on the dividend payment date shall be determined by dividing (a) the product of (i) the number of your unvested RSUs as of the corresponding dividend record date (including any unvested RSUs previously credited as a result of prior payments of Dividend Equivalents) and (ii) the per-share cash dividend paid on the dividend payment date, by (b) the per-share Fair Market Value of Stock on the dividend payment date, rounding up any fractional units.

5.Securities Law Compliance. Notwithstanding anything to the contrary contained herein, no shares of Stock shall be issued to you upon vesting of this RSU Award unless the Stock is then registered under the Securities Act or, if such Stock is not then so registered, the Company has determined that such vesting and issuance would be exempt from the registration requirements of the Securities Act. By accepting this RSU Award, you agree not to sell any of the shares of Stock received under this RSU Award at a time when applicable laws or Company policies prohibit a sale.

6.Clawback Policy. Notwithstanding anything to the contrary in this Agreement, all RSUs payable or shares of Stock issued in settlement of this RSU Award shall be subject to any clawback policy adopted by the Company from time to time (including, but not limited to, any policy adopted in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law), regardless of whether the policy is adopted after the date on which the RSUs are granted, vest, or are settled by the issuance of shares of Stock.

7.Transferability. Before the issuance of shares of Stock in settlement of an RSU Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by your creditors or by your beneficiary, except (i) transfer by will or by the laws of descent and distribution or (ii) transfer by written designation of a beneficiary, in a form acceptable to the Company, with such designation taking effect upon your death. All rights with respect to the RSUs shall be exercisable during your lifetime only by you or your guardian or legal representative. Before actual payment of any vested RSUs, such RSUs shall represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

8.RSUs Not a Service Contract. This RSU Award is not an employment or service contract and nothing in this Agreement, the Grant Notice or the Plan shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of a Participating Company, or of a Participating Company to continue your Service with the Participating Company. In addition, nothing in your RSU Award shall obligate the Company, its stockholders, Board, Officers or Employees to continue any relationship which you might have as a Director or Consultant for the Company.

9.Restrictive Legend. Stock issued pursuant to the vesting of the RSUs may be subject to such restrictions upon the sale, pledge or other transfer of the Stock as the Company and the Company's counsel deem necessary under applicable law or pursuant to this Agreement.

10.Representations, Warranties, Covenants, and Acknowledgments. You hereby agree that in the event the Company and the Company's counsel deem it necessary or advisable in the exercise of their discretion, the transfer or issuance of the shares of Stock issued pursuant to the vesting of the RSUs may be conditioned upon you making certain representations, warranties, and acknowledgments relating to compliance with applicable securities laws.

11.Voting and Other Rights. Subject to the terms of this Agreement, you shall not have any voting rights or any other rights and privileges of a shareholder of the Company unless and until shares of

Stock are issued upon payment of the RSUs.

12.Code Section 409A. It is the intent that the vesting or the payment of the RSUs as set forth in this Agreement shall qualify for exemption from the requirements of Section 409A of the Code, and any ambiguities herein shall be interpreted to so comply. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify this Agreement as may be necessary to ensure that all vesting or payments provided for under this Agreement are made in a manner that qualifies for exemption from Section 409A of the Code; provided, however, that the Company makes no representation that the vesting or payments of RSUs provided for under this Agreement shall be exempt from Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to the vesting or payments of RSUs provided for under this Agreement.

13.Notices. Any notices provided for in this Agreement, the Grant Notice or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

14.Applicable Law. This Agreement shall be governed by the laws of the State of Delaware as if the Agreement were between Delaware residents and as if it were entered into and to be performed entirely within the State of Delaware.

15.Arbitration. Any dispute or claim concerning any RSUs granted (or not granted) pursuant to the Plan and any other disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association pursuant to the commercial arbitration rules in Phoenix, Arizona. By accepting this RSU Award, you and the Company waive your respective rights to have any such disputes or claims tried by a judge or jury.

16.Amendment. Your RSU Award may be amended as provided in the Plan at any time, provided no such amendment may adversely affect this RSU Award without your consent unless such amendment is necessary to comply with any applicable law or government regulation, or is contemplated in Section 12 hereof. No amendment or addition to this Agreement shall be effective unless in writing or in such electronic form as may be designated by the Company.

17.Governing Plan Document. Your RSU Award is subject to this Agreement, the Grant Notice and all the provisions of the Plan, the provisions of which are hereby made a part of this Agreement, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement, the Grant Notice and those of the Plan, the provisions of the Plan shall control.

18.Entire Agreement and Severability. This Agreement, the Grant Notice, and the Plan constitute the entire agreement between the parties relating to your RSU Award and supersede all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. To the extent that a written agreement that specifies the terms of your Service, which became effective before this RSU Award was granted, contains provisions relating to the vesting of equity and equity-based awards that conflict with this Agreement, the Grant Notice, or the Plan, the provisions of this Agreement, the Grant Notice, and the Plan shall control. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

19.Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, and any reports of the Company provided generally to the Company's shareholders, may be delivered to you electronically. In addition, if permitted by the Company, you may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via electronic mail (“e-mail”) or such other means of electronic delivery specified by the Company.

P.F. Chang's China Bistro, Inc.
Amended & Restated 2006 Equity Incentive Plan
Restricted Stock Unit Grant Notice

[Insert Name] (the “Participant”) has been granted a Restricted Stock Unit Award (the “Award”) pursuant to the P.F. Chang's China Bistro, Inc. Amended & Restated 2006 Equity Incentive Plan (the “Plan”), consisting of one or more rights (each, an “RSU”) subject to all of the terms and conditions as set forth in this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Agreement (attached hereto), and the Plan, which are incorporated herein in their entirety.

Date of Grant:	April 18, 2012
Number of RSUs:	[Insert Number]
Vesting Date:
This RSU Award shall vest on the third anniversary of the Date of Grant, so long as your Service (as defined in the Plan) is continuous from the Date of Grant through that date, except as otherwise specified in the Restricted Stock Unit Agreement.

By accepting this RSU Award (in the form determined by the Company), you acknowledge receipt of, represent that you have read and understand, and agree to the terms of this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Agreement attached hereto, and the Plan.

ATTACHMENT:	Restricted Stock Unit Agreement